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EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-4, Post-Effective Amendment No. 1, of Riverwood Holding, Inc. of our report dated February 7, 2003, April 10, 2003 and June 13, 2003 relating to the financial statements and financial statement schedule of Riverwood Holding, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
July 23, 2003

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  EXHIBIT 23.1
Consent of Independent Accountants